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                                                                    EXHIBIT 21.1



                                  SUBSIDIARIES

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                          THE SPORTS CLUB COMPANY, INC.
                            (A DELAWARE CORPORATION)
                                  SUBSIDIARIES

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SUBSIDIARY                                  FORM              STATE                 OWNER                        OWNERSHIP
----------                                  ----              -----                 -----                        ---------
TVE, Inc. (Inactive)                        Corporation     California    The Sports Club Company, Inc.           100.00%

Century City Spectrum, Inc.                 Corporation     California    The Sports Club Company, Inc.           100.00%

The Sports Connection Holding Company       Corporation     California    The Sports Club Company, Inc.           100.00%

The Spectrum Club Company, Inc.             Corporation     California    The Sports Club Company, Inc.           100.00%

Sports Club, Inc. of California             Corporation     California    The Sports Club Company, Inc.           100.00%

Pontius Realty, Inc.                        Corporation     California    The Sports Club Company, Inc.           100.00%

Irvine Sports Club, Inc.                    Corporation     California    The Sports Club Company, Inc.           100.00%

The SportsMed Company, Inc.                 Corporation     California    The Sports Club Company, Inc.           100.00%

SCC Sports Club, Inc. (Inactive)            Corporation       Texas       The Sports Club Company, Inc.           100.00%

L.A./Irvine Sports Clubs, Ltd.              Partnership     California    Sports Club, Inc. of California          50.10%

Talla New York, Inc.                        Corporation     New York      Sports Club, Inc. of California         100.00%

Reebok-Sports Club/NY                       Partnership     New York      Talla New York, Inc.                     60.00%

El Segundo-TDC, Ltd.                        Partnership     California    The Spectrum Club Company, Inc.          17.19%
                                                                          Pontius Realty, Inc.                      0.75%
                                                                          Sports Club, Inc. of California           9.89%
                                                                          The Sports Club Company, Inc.             9.89%

Sports Connection ES/MB                     Partnership     California    The Spectrum Club Company, Inc.          43.73%
                                                                          El Segundo-TDC, Ltd.                      6.27%

Green Valley Spectrum Club, Inc.            Corporation      Nevada       The Sports Club Company, Inc.           100.00%

SF Sports Club, Inc.                        Corporation     Delaware      The Sports Club Company, Inc.           100.00%

Washington D.C. Sports Club, Inc.           Corporation     Delaware      The Sports Club Company, Inc.           100.00%

HFA Services, Inc.                          Corporation     Delaware      The SportsMed Company, Inc.             100.00%

Sepulveda Realty and Development Co. Inc.   Corporation     California    The Sports Club Company, Inc.           100.00%

Spectrum Club Anaheim                       Corporation     California    The Sports Club Company, Inc.           100.00%

Spectrum Liquidating Corp.                  Corporation     California    The Sports Club Company, Inc.           100.00%
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